Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 000-49806 on Form S-8 of First PacTrust Bancorp, Inc. of our report dated March 5, 2005, appearing in this Annual Report on Form 10-K of First PacTrust Bancorp, Inc. for the year ended December 31, 2004.

Crowe Chizek and Company LLP

Oak Brook, Illinois

March 16, 2005